Exhibit 99.1

       COMDIAL CORPORATION ANNOUNCES ITS INTENTION TO REORGANIZE UNDER THE U.S. BANKRUPTCY CODE AND THAT AN INVESTOR GROUP LED BY MICHAEL FALK INTENDS
          TO ACQUIRE THE BUSINESS; ALSO ANNOUNCES A NEW CREDIT FACILITY

SARASOTA, Fla., May 26 /PRNewswire-FirstCall/ -- Comdial Corporation (OTC Bulletin Board: CMDZE) ("Comdial") is a converged voice and data communications solutions provider providing comprehensive Internet Protocol (IP) communications solutions, converged and traditional telephony solutions designed exclusively for small and midsize enterprises.

Comdial and certain of its affiliates today filed voluntary petitions under chapter 11 of the U.S. Bankruptcy Code. In addition, Comdial has entered into an agreement to sell substantially all of its assets under section 363 of the Bankruptcy Code to an investor group led by Michael Falk, managing partner of ComVest Investment Partners, a secured debt holder and major investor in Comdial. Mr. Falk and Inder Tallur, also a managing director of ComVest, have resigned from the board of directors of Comdial.

In connection with Comdial's imminent reorganization, it has obtained debtor-in-possession funding in the amount of $3.0 million. The financing will make the necessary funds available to Comdial during the reorganization process so that the company will not experience any disruptions in its business affairs.

In commenting on the acquisition, Neil Lichtman, president and chief executive officer of Comdial, stated, "These announcements represent an exciting day for Comdial and its customers because, as a result of the asset purchase agreement with Mr. Falk's group and the establishment of the credit line, Comdial will continue delivering products, services, and support without interruption and will emerge as a stronger, more competitive company."

About Comdial Corporation

Comdial Corporation is a converged voice and data communications solutions provider with more than 25 years of success as a leading brand. Focused on superior customer service and reliable communications solutions, the company is dedicated to producing best-in-class small to midsize enterprise communications products. Through innovative technology and flexibility, Comdial is unmatched at providing comprehensive Internet Protocol (IP) communications solutions that are tailored to meet customers' needs.

For more information, visit http://www.comdial.com.

Forward-Looking Statements

This press release contains statements that may constitute "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company's stock from private placement investments including the financings that were completed in 2002 and 2004 as well as any other private investments or public offerings that may occur from time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to, intellectual property infringement claims that arise from time to time, and the various other factors set forth from time to time in Comdial's filings with the SEC, including, but not limited to, Comdial's Form 10-K for the year ended December 31, 2004. Comdial Corporation undertakes no obligation to publicly update or revise the forward- looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE  Comdial Corporation
    -0-                             05/26/2005
    /CONTACT: Ken Clinebell of Comdial Corporation, +1-941-554-5000, ext. 1513, or ken.clinebell@comdial.com/
    /Web site:  http://www.comdial.com /